UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2014, Remark Media, Inc. (the “Company”) issued a Convertible Promissory Note in the original principal amount of $3,000,000 (the “Note”) to Ashford Capital Partners, L.P. (“Lender”) in exchange for $3,000,000 in cash.  The Note is unsecured and bears interest at a rate of 8.00% per annum, with interest payable quarterly and all unpaid principal and any accrued but unpaid interest due and payable on the second anniversary of its issuance.  The Company may prepay all or any portion of the Note at any time upon at least 15 days’ prior written notice to Lender.

Either Lender or the Company may elect to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the Note into shares of the Company’s common stock (the “Common Stock”) at a conversion price of $5.50 per share (the “Conversion Price”) at any time, except that the Company only may do so if the closing price of the Common Stock on the immediately preceding trading day is greater than or equal to the Conversion Price.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Note were made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, based upon representations made by Lender to the Company in the Note.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note, dated December 17, 2014, made by Remark Media, Inc. for benefit of Ashford Capital Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: December 23, 2014	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Convertible Promissory Note, dated December 17, 2014, made by Remark Media, Inc. for benefit of Ashford Capital Partners, L.P.